UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 31, 2006

DIAMOND ONE, INC.
(Exact name of registrant as specified in its charter)

Colorado	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Twin Dolphin Drive,
6th Floor, Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-4440
(Registrant’s telephone number, including area code)

9648 East Arapahoe Rd., Suite A
Greenwood Village, Colorado 80112
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2006, Diamond One, Inc. (the “Company”) filed a certificate of designation with the Colorado Secretary of State which designates and authorizes for issuance a new series of preferred stock denominated “Series A Preferred Stock.” Under the terms of the certificate of designation, the Company is authorized to issue up to 1,000,000 shares of the Series A Preferred Stock, which are convertible into shares of the Company’s common stock on a 229.021-for-1 basis. Holders of Series A Preferred Stock will not be entitled to dividends or any preference upon the Company’s liquidation other than receipt of the aggregate par value of their preferred shares. Holders of Series A Preferred Stock will be entitled to vote on matters submitted to a vote of the Company’s shareholders on an as-if-converted basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND ONE, INC.: (Registrant)

Date: April 6, 2006	By:	/s/ Fred Angelopoulos
Fred Angelopoulos
Chief Executive Officer and President